Immediate Release

Contacts:
Jeff Bellows, Resources Global Professionals
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Sarah Lazarus, CL-Media
(US+) 1-978-369-4478 or sarah@cl-media.com

Resources Connection, Inc. Reports Results for Third Quarter of Fiscal 2008

IRVINE, Calif., March 26, 2008 - Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients - through its operating subsidiary, Resources Global Professionals (“Resources”) - accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal third quarter ended February 29, 2008.

Total revenue for the third quarter of fiscal 2008 improved 8.2% to $202.8 million from $187.5 million for the same quarter in fiscal 2007. Revenues in the U.S. were up 3.5% quarter-over-quarter while international revenues increased 22.9% (13.5% on a constant dollar basis). Revenue for the third quarter of fiscal 2008 includes revenue of $4.2 million from Domenica B.V., a leading Netherlands-based provider of actuarial services to pension and life insurance companies, acquired by Resources on December 18, 2007.

Total revenue for the nine months ended February 29, 2008 improved 12.7% to $603.6 million from $535.4 million for the comparable period of fiscal 2007. Revenues in the U.S. were up 8.5% for the first nine months of fiscal 2008 and international revenues were up 26.6% (17.3% on a constant dollar basis).

Gross margin for the third quarter of fiscal 2008 was 37.3% of revenue compared to 38.2% for the same quarter in fiscal 2007. Selling, general and administrative expenses, which include stock compensation expense, were 28.4% of revenue for the third quarter of fiscal 2008 versus 25.9% for the same quarter in fiscal 2007. The increase in selling, general and administrative expenses primarily results from our investments in new offices and additional client facing personnel for our higher growth offices as well as an increase of over $1 million in the calculated cost of stock options (a non-cash expense).

“In spite of the recent extraordinary events affecting the world’s financial markets, we continue to focus on executing our business strategy, including serving our clients and growing our revenues,” said Don Murray, chairman and chief executive officer of Resources.

Net income determined in accordance with generally accepted accounting principles (“GAAP”) for the third quarter ended February 29, 2008, was $8.7 million, or $0.19 per diluted share, including non-cash stock-based compensation expense of $4.8 million net of tax. This compares with GAAP net income for the third quarter ended February 28, 2007, of $13.1 million, or $0.26 per diluted share, including non-cash stock-based compensation expense of $4.0 million net of tax.

Non-GAAP net income for the third quarter of fiscal 2008 (which excludes stock-based compensation expense and the related income tax expense) was $13.5 million, or $0.29 per diluted share, compared to $17.1 million, or $0.33 per diluted share, in the prior year quarter.

Net income determined in accordance with GAAP for the nine months ended February 29, 2008, was $33.3 million, or $0.67 per diluted share, including non-cash stock-based compensation expense of $13.7 million net of tax. This compares with GAAP net income for the nine months ended February 28, 2007, of $38.7 million, or $0.77 per diluted share, including non-cash stock-based compensation expense of $12.1 million net of tax.

Non-GAAP net income for the first nine months of fiscal 2008 (which excludes stock-based compensation expense and the related income tax expense) was $47.0 million, or $0.93 per diluted share, compared to $50.8 million, or $0.99 per diluted share, in the prior year’s first nine months.

During the three months ended February 29, 2008, the company purchased 743,868 shares of its common stock for approximately $13.7 million or $18.39 per share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise - finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,100 professionals, from more than 80 practice offices, annually serving over 2,000 clients around the world.

Headquartered in Irvine, California, Resources Global has served 81 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, March 26, 2008. This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include the Company’s statement that it will continue to focus on executing its business strategy and serving its clients and growing its revenue. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

The Non-GAAP Income Statement in this release excludes stock-based compensation expense from the following non-GAAP line items: non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP diluted shares used in net income per share calculation.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures and the Non-GAAP Income Statement are not based on any comprehensive set of accounting rules or principles. Resources believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Resources’ results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Resources’ results of operations in conjunction with the corresponding GAAP measures.

Resources believes that the presentation of non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP diluted shares used in net income per share calculation, when presented in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For its internal budgeting process, Resources’ management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, and the income tax effects thereof. Resources’ management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Resources.

For additional information on the items excluded by Resources Connection, Inc. from one or more of its non-GAAP financial measures, and for additional information regarding these non-GAAP measures, we refer you to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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Quarter Ended	Nine Months Ended

February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007

(unaudited)	(unaudited)

Revenue	$202,803	$187,464	$603,561	$535,375

Direct costs of services	127,252	115,938	374,908	326,009

Gross profit	75,551	71,526	228,653	209,366

Selling, general and administrative expenses (1)	57,518	48,577	166,061	140,033

Operating income before amortization and depreciation (1)	18,033	22,949	62,592	69,333

Amortization of intangible assets	211	318	549	1,080

Depreciation expense	2,200	1,563	6,082	4,363

Operating income (1)	15,622	21,068	55,961	63,890

Interest income	(952)	(2,401)	(5,123)	(6,323)

Income before provision for income taxes (1)	16,574	23,469	61,084	70,213

Provision for income taxes (2)	7,909	10,370	27,801	31,506

Net income (1) (2)	$8,665	$13,099	$33,283	$38,707

Diluted net income per share	$0.19	$0.26	$0.67	$0.77

Diluted shares	46,547	51,087	49,952	50,565

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

(1)	Includes $6,052 and $5,018 of expense for the three months ended February 29, 2008 and February 27, 2007, respectively, and $17,314 and $14,381 of expense for the nine months ended February 29, 2008 and February 28, 2007, respectively, related to the mandatory requirement to recognize compensation expense for employee stock option grants and employee stock purchases.

(2)
The Company’s effective tax rate, absent the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 40.4% and 40.0% for the three months ended February 29, 2008 and February 28, 2007, respectively and 40.1% and 40.0% for the nine months ended February 29, 2008 and February 28, 2007, respectively. The Company’s effective tax rate, including the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 47.7% and 44.2% for the three months ended February 29, 2008 and February 28, 2007, respectively and 45.5% and 44.9% for the nine months ended February 29, 2008 and February 28, 2007, respectively. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees’ acquisition and subsequent sale of shares purchased through the Company’s Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

Quarter Ended	Nine Months Ended

February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007

(unaudited)	(unaudited)

Revenue	$202,803	$187,464	$603,561	$535,375

Direct costs of services	127,252	115,938	374,908	326,009

Gross profit	75,551	71,526	228,653	209,366

Selling, general and administrative expenses (1)	51,466	43,559	148,747	125,652

Operating income before amortization and depreciation (1)	24,085	27,967	79,906	83,714

Amortization of intangible assets	211	318	549	1,080

Depreciation expense	2,200	1,563	6,082	4,363

Operating income (1)	21,674	26,086	73,275	78,271

Interest income	(952)	(2,401)	(5,123)	(6,323)

Income before provision for income taxes (1)	22,626	28,487	78,398	84,594

Provision for income taxes (2)	9,138	11,395	31,446	33,837

Net income (1) (2)	$13,488	$17,092	$46,952	$50,757

Diluted net income per share	$0.29	$0.33	$0.93	$0.99

Diluted shares (3)	46,663	51,996	50,331	51,306

RESOURCES CONNECTION, INC.
NON-GAAP INCOME STATEMENT
(in thousands, except per share amounts)

(1) Excludes $6,052 and $5,018 of expense for the three months ended February 29, 2008 and February 28, 2007, respectively, and $17,314 and $14,381 of expense for the nine months ended February 29, 2008 and February 28, 2007, respectively, related to the mandatory requirement to recognize compensation expense related to employee stock option grants and employee stock purchases.

(2) Excludes tax benefits related to stock-based compensation of $1,229 and $1,025 for the three months ended February 29, 2008 and February 28, 2007, respectively and $3,645 and $2,331 for the nine months ended February 29, 2008 and February 28, 2007, respectively. Please refer to footnote (2) on the GAAP Income Statement for further detail.

(3) Includes 116 and 909 shares for the three months ended February 29, 2008 and February 28, 2007, respectively and 379 and 741 for the nine months ended February 29, 2008 and February 28, 2007, respectively, presumed to be repurchased in accordance with the requirements of SFAS 123(R) and SFAS 128 for GAAP computation of diluted number of shares.

See table below for reconciliation of net income on a GAAP basis to non-GAAP net income, and diluted net income per share on a GAAP basis to non-GAAP diluted net income per share.

RESOURCES CONNECTION, INC.

Following is a reconciliation of net income under GAAP to non-GAAP net income:

	(in thousands, except per share amounts)

	Three months ended February 29, 2008	Three months ended February 28, 2007	Nine months ended February 29, 2008	Nine months ended February 28, 2007

GAAP net income	$8,665	$13,099	$33,283	$38,707

Stock-based compensation included in SG&A	6,052	5,018	17,314	14,381

Effect of stock-based compensation on provision for income taxes	(1,229)	(1,025)	(3,645)	(2,331)

Net effect of stock-based compensation	4,823	3,993	13,669	12,050

Non-GAAP net income	$13,488	$17,092	$46,952	$50,757

Following is a reconciliation of shares used in the calculation of GAAP to non-GAAP diluted net income per share:

	Three months ended February 29, 2008	Three months ended February 28, 2007	Nine months ended February 29, 2008	Nine months ended February 29, 2007

Diluted number of shares used - GAAP	46,547	51,087	49,952	50, 565

Impact of SFAS 123R	116	909	379	741

Diluted number of shares used -non-GAAP	46,663	51,996	50,331	51,306

RESOURCES CONNECTION, INC.

Following is a reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share:

	Three months ended February 29, 2008	Three months ended February 28, 2007	Nine months ended February 29, 2008	Nine months ended February 28, 2007

GAAP diluted net income per share	$0.19	$0.26	$0.67	$0.77

Net effect of stock-based compensation on diluted net income per share	$0.10	$0.07	$0.26	$0.22

Non-GAAP diluted net income per share	$0.29	$0.33	$0.93	$0.99

RESOURCES CONNECTION, INC.
NON-GAAP INCOME STATEMENT
(in thousands, except per share amounts)

	February 29, 2008	May 31, 2007
	(unaudited)
Cash, cash equivalents, short-term investments and long-term marketable securities	$99,626	$223,095

Accounts receivable, less allowances	$120,140	$105,146

Total assets	$389,898	$464,461

Current liabilities	$78,961	$87,683

Total stockholders’ equity	$300,056	$363,299